UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 27, 2020

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	1-11596 .	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Markets
Preferred Stock Purchase Rights		NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Section 1 –	Registrant’s Business and Operations

Item 1.01 –	Entry into a Material Definitive Agreement

On March 27, 2020, Perma-Fix Environmental Services, Inc.’s (the “Company) Compensation and Stock Option Committee and the Board of Director approved an amendment which revised certain terms (as described below) of the Nonqualfied Stock Option (“NQSO”) Agreement dated July 27, 2017 (“Stock Option Agreement”) entered into between the Company and Mr. Robert L. Ferguson in connection with Mr. Ferguson’s consulting work under the Test Bed Initiatives for the Company’s subsidiary, Perma-Fix Northwest Richland, Inc. (“PFNWR”). Pursuant to the Stock Option Agreement, Mr. Ferguson was granted a NQSO from the Company’s 2017 Stock Option Plan for the purchase of up to 100,000 shares of the Company Common Stock at an exercise price of $3.65 a share, which was the fair market value of the Company’s Common Stock on the date of grant of July 27, 2017 (“Ferguson Stock Option”). The vesting of the Ferguson Stock Option is subject to the achievement of the following milestones (“waste” as noted below is defined as liquid LAW (“low activity waste”) and/or liquid TRU (“transuranic waste”)):

● Upon treatment and disposal of three gallons of waste at the PFNWR facility on or before January 27, 2018, 10,000 shares of the Ferguson Stock Option shall become exercisable;

● Upon treatment and disposal of 2,000 gallons of waste at the PFNWR facility on or before January 27, 2019, 30,000 shares of the Ferguson Stock Option shall become exercisable; and

● Upon treatment and disposal of 50,000 gallons of waste at the PFNWR facility and assistance, on terms satisfactory to the Company, in preparing certain justifications of cost and pricing data for the waste and obtaining a long-term commercial contract relating to the treatment, storage and disposal of waste on or before January 27, 2021, 60,000 shares of the Ferguson Stock Option shall become exercisable.

The term of the Ferguson Stock Option is seven (7) years from the grant date. Each of the milestones is exclusive of each other; therefore, achievement of any of the milestones above by Robert Ferguson by the designated date will provide Robert Ferguson the right to exercise the number of options in accordance with the milestone attained. On January 17, 2019, the Ferguson Stock Option was amended whereby the vesting date of the Ferguson Stock Option for the second milestone as discussed above was amended from “on or before January 27, 2019” to “on or before March 31, 2020.”

On March 27, 2020, the vesting date of the Ferguson Stock Option for the second milestone was further amended from “on or before March 31, 2020” to “on or before December 31, 2021.” Additionally, the vesting date of the Ferguson Stock Option for the third milestone as discussed above was amended from “on or before January 27, 2021” to “on or before December 31, 2022.”

All other terms of the Ferguson Stock Option remain unchanged.

On May 1, 2018, Robert Ferguson exercised the 10,000 options which became vested by Mr. Ferguson in December 2017 in connection with his attainment of the first milestone.

Section 9 –	Financial Statements and Exhibits

Item 9.01 –	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Stock Option Agreement dated July 27, 2017 between Perma-Fix Environmental Services, Inc. and Mr. Robert L. Ferguson, as incorporated by reference from Exhibit 10.6 to the Company’s third quarter Form 10-Q filed on August 9, 2017.
99.2	First Amendment to Stock Option Agreement dated July 27, 2017 between Perma-Fix Environmental Services, Inc. and Mr. Robert L. Ferguson, as incorporated by reference from Exhibit 10.23 to the Company’s 2018 Form 10-K filed on April 1, 2019.
99.3	Second Amendment to Stock Option Agreement dated July 27, 2017 between Perma-Fix Environmental Services, Inc. and Mr. Robert L. Ferguson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/ Ben Naccarato
Ben Naccarato
Dated: March 31, 2020		Vice President, Chief Financial Officer and Chief Accounting Officer